                                                                    EXHIBIT 10.2

                          TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement ("AGREEMENT") is entered into as of July 1, 1996 ("EFFECTIVE DATE"), by and between StreamLogic Corporation ("STREAMLOGIC"), a Delaware corporation located at 21329 Nordhoff Street, Chatsworth, CA 91311, and FWB Software, Inc. ("FWB"), a California corporation located at 1555 Adams Drive, Menlo Park, CA 94025.

                                    RECITALS

     A. FWB and StreamLogic are parties to an Asset Purchase Agreement, dated June 7, 1996 (the "ASSET PURCHASE AGREEMENT"), pursuant to which StreamLogic is purchasing from FWB certain assets related to FWB's business.

     B. In connection with StreamLogic's purchase of assets under the Asset Purchase Agreement, StreamLogic wishes to obtain, and FWB is willing to grant to StreamLogic, a limited license to use FWB's "FWB" brand name in connection with StreamLogic's continued marketing and sale of the products of FWB's business purchased by StreamLogic, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the licenses and covenants set forth below, the parties hereby agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, all capitalized terms shall have the respective meanings set forth below or as elsewhere defined in this Agreement:

         1.1 "LICENSED PRODUCTS" means mass storage hardware products currently produced and sold by FWB under its Hammer(R) mark including without limitation its SledgeHammer line of Disk Arrays and its JackHammer line of Accelerator Boards.

         1.2  "LICENSED TRADEMARK" means the "FWB" brand name.

     2. LICENSE GRANT. Subject to the terms and conditions and for the term of this Agreement, FWB hereby grants to StreamLogic a non-transferable, nonexclusive, royalty-free license and right to use the Licensed Trademark solely in connection with the marketing, advertising, promotion, distribution and sale of Licensed Products. All such use of the Licensed Trademark by StreamLogic shall inure to the benefit of FWB. StreamLogic shall use the Licensed Trademark only as a trademark (i.e. brand name) and not as a corporate or trade name, whether alone or in conjunction with other words or symbols. StreamLogic shall follow each usage of the Licensed Trademark with the TM symbol and shall include a legend or notice in all marketing, advertising and promotional material and on any documentation or labels which use the Licensed Trademark stating that the Licensed Trademark is used under license from FWB. StreamLogic shall not register the Licensed

Trademark in any country, and shall cease use of the Licensed Trademark upon the termination or expiration of this Agreement. The Licensed Trademark is licensed hereunder on an AS IS basis without warranties of any kind.

     3. QUALITY CONTROL. StreamLogic agrees that all Licensed Products in connection with which the Licensed Trademark is used will be of a quality at least as high as the equivalent products sold by FWB as of the Effective Date. To ensure that the good will associated with the Licensed Trademark is preserved, FWB may request from StreamLogic, upon reasonable prior written notice, that StreamLogic provide FWB with the opportunity, without charge, to review and test any Licensed Product bearing the Licensed Trademark to ensure that it conforms with the required standards for quality. In the event that FWB determines that StreamLogic is not in compliance with the required standards for quality, FWB may so notify StreamLogic and StreamLogic shall, at FWBOs request, cease to use the Licensed Trademark for any purpose until such time as StreamLogic is once again found to be in compliance with such standards.

     4.  TERM AND TERMINATION.

         4.1 TERM. The term of this Agreement shall commence upon the Effective Date and end two (2) years thereafter, unless terminated sooner as provided herein.

         4.2 TERMINATION. FWB may terminate this Agreement upon the occurrence of any of the following events:

         (a) StreamLogic materially breaches any term or condition of this Agreement and fails to remedy such breach within thirty (30) days after FWB gives written notice of breach to StreamLogic; or

         (b) the insolvency of StreamLogic, or the commencement by or against StreamLogic of any case or proceeding under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of debtors, or the appointment of any receiver, trustee or assignee to take possession of the properties of StreamLogic, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within thirty
(30) days from the date of said commencement or appointment; or

         (c) the liquidation or dissolution of StreamLogic, or the sale, lease or other disposition of StreamLogic's business or assets as a whole or such as constitutes a substantial portion thereof; or

         (d) assignment by StreamLogic of this Agreement or its obligations under this Agreement contrary to the terms of this Agreement without FWB's written approval.

     5.  GENERAL PROVISIONS.

         5.1 ASSIGNMENT. This Agreement may not be assigned by StreamLogic or by operation of law to any other person, persons, firms, corporation or other entity without the express written approval of FWB.

         5.2 NOTICES. All notices and demands hereunder shall be in writing and shall be served by personal service or by mail:

     If to FWB:
                             FWB Software Inc.
                             1555 Adams Drive
                             Menlo Park, California 94025
                             Attention: President

     If to StreamLogic:


                             StreamLogic Corporation
                             21329 Nordhoff Street
                             Chatsworth, California 91311
                             Attention: Chief Executive Officer

All notices or demands by mail shall be by certified or registered mail, return receipt requested, or by nationally-recognized private express courier, and shall be deemed complete upon receipt.

       5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.

       5.4 RELATIONSHIP OF THE PARTIES. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

       5.5 ALL AMENDMENTS IN WRITING. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

       5.6 ENTIRE AGREEMENT. The parties have read this Agreement and agree to be bound by its terms, and further agree that this document together with the Asset Purchase Agreement and its attachments contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous understandings or commitments, oral or written.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

STREAMLOGIC CORPORATION                  FWB SOFTWARE, INC.

Signed: /s/ Lee Hilbert                  Signed: /s/ Norman Fong
        ---------------------------              ---------------------------

Name:  Lee Hilbert                       Name:  Norman Fong

Title: Chief Financial Officer           Title: President

                                       3